UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 13, 2004

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina	28255
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

704.386.8486

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

In Paul J. Miller v. Bank of America, N.A., the trial court denied plaintiffs’ motion for a preliminary injunction which had been sought by plaintiffs after the February 2004 jury verdict.

On October 13, 2004, the trial court issued its tentative ruling on the two claims tried to the court at the conclusion of the February 2004 jury trial, ruling on both claims against Bank of America, N.A. (the “Bank”), a wholly-owned subsidiary of Bank of America Corporation (the “Registrant”). The tentative ruling would award the plaintiff class restitution in the amount of $284 million, plus interest and attorneys’ fees. The tentative ruling would also award class members who suffered substantial emotional or economic harm an additional $1,000 penalty but leaves unclear to which class members this award would apply. The tentative decision also includes injunctive relief.

The trial court has set a November 30, 2004 hearing to consider objections to its tentative ruling, with a final judgment to be entered thereafter. The Bank will appeal any adverse final judgment and move to stay any injunction pending appeal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By: /s/ Teresa M. Brenner

        Teresa M. Brenner

        Associate General Counsel

Dated: October 14, 2004